Exhibit 99(a)

                          Certification Pursuant to
                           18 U.S.C. Section 1350,
                            as Adopted Pursuant to
                Section 906 of the Sarbanes-Oxley Act of 2002


      In connection with the Quarterly Report of Culp, Inc. (the "Company") on Form 10-Q for the period ended January 26, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert G. Culp, III, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section
906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Robert G. Culp, III

Chairman of the Board and
  Chief Executive Officer
March 12, 2002